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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into EOG Resources, Inc. (formerly Enron Oil & Gas Company) and subsidiaries' previously filed Registration Statement File Nos. 33-42620, 33-48358, 33-52201, 33-58103, 33-62005, 33-64055, 333-09919,
333-20841, 333-18511, 333-31715, 333-44785, 333-69483 and 333-83533.


Houston, Texas
March 8, 2000